SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2002
(Date of earliest event reported)

IMPCO Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-15143	91-1039211
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

16804 Gridley Place, Cerritos, California 90703
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code (562) 860-6666

Item 5.    Other Events.

On Wednesday, June 19, 2002, IMPCO Technologies, Inc. and Quantum Fuel Systems Technologies Worldwide, Inc. announced that the IMPCO board of directors has approved the spin-off of Quantum by means of a special dividend to IMPCO stockholders. Effective after the close of business on July 23, 2002, IMPCO will distribute all of the shares of Quantum owned by IMPCO to IMPCO’s stockholders of record on July 5, 2002.

The Company has issued a press release regarding the spin-off, a copy of which is included herein as Exhibit 99.1, and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit Number	Description
99.1	Press Release dated June 19, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

By:	/s/ WILLIAM B. OLSON
William B. Olson Chief Financial Officer and Treasurer

Date: June 19, 2002

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated June 19, 2002